Exhibit 3.1

RESTATED BY-LAWS

OF

SUPERIOR ESSEX INC.

(hereinafter called the “Corporation”)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1            Place of Meetings.  Meetings of the stockholders shall be held at such time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.  If no such designation is made, the place of the meeting shall be the principal office of the Corporation.

Section 1.2            Annual Meetings.  The annual meeting of stockholders for the election of directors or for any other purpose shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.  Annual meetings of stockholders shall be conducted in accordance with the provisions of Section 1.12.

Section 1.3            Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time only by the (i) Chief Executive Officer, (ii) the Chairman of the Board of Directors or (iii) the Board of Directors by a resolution adopted by a majority of the directors.  A special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such meeting.

Section 1.4            Notice of Meetings.  Notice of the place, if any, date and hour of all meetings of the stockholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein, the Certificate of Incorporation, or required from time to time by the General Corporation Law of the State of Delaware (the “General Corporation Law”).  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person’s address as it appears on the stock transfer books of the Corporation.  Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, as the case may be, upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 1.4 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by a form of electronic transmission in accordance with these By-laws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.  For purposes of these By-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Without limiting the foregoing, any notice to stockholders given by the Corporation may be given by a single written notice to stockholders who share an address if consented to by the stockholders at such address to whom such notice is given.  Any such consent shall be revocable by the stockholders by written notice to the Corporation.  Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice as set forth in this Section 1.4 shall be deemed to have consented to receiving such single written notice.

Section 1.5            Adjournments.  Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place (if any).  When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting shall be given as provided in Section 1.4. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.6            Quorum.  At any meeting of the stockholders, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by the General Corporation Law or the Certificate of Incorporation.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time in the manner provided in Section 1.5 of these By-laws.

Section 1.7            Voting.  Unless otherwise required by law, the Certificate of Incorporation, these By-Laws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other regulation applicable to the Corporation or its stockholders, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of the Corporation represented and entitled to vote thereat, voting as a single class.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 1.10 hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector of elections (or, if there is no such inspector, such other persons making that determination), shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 1.8            Election of Directors.

A.            A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 1.12 of these By-Laws and (ii) such nomination has not been withdrawn by such stockholders on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.  In any director’s election in which majority voting applies, “votes cast” shall include votes for and against the nominee and “withhold” votes but shall exclude abstentions.

B.            In order for any person to become a nominee for election or reelection as a director, such person must submit an irrevocable resignation, which resignation shall become effective upon (i) that person not receiving a majority of the votes cast in an election that is not a contested election, and (ii) acceptance by the Board of Directors of that resignation.

C.            The Governance and Nominating Committee shall consider whether the resignation contemplated in this Section 1.8 should be accepted and recommend to the Board of Directors the action to be taken with respect to such offered resignation.  The Board of Directors will act on the Governance and Nominating Committee’s recommendation within 90 days following certification of the shareowner vote.  The Governance and Nominating Committee, in making this recommendation and the Board of Directors, in acting on such recommendation, may consider any factors or other information that they determine appropriate and relevant.

Section 1.9            No Consent of Stockholders in Lieu of Meeting.  Stockholders may not take action by written consent in lieu of a meeting.

Section 1.10         List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.11         Stock Ledger.  Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 1.10 or to vote in person or by proxy at any meeting of stockholders.

Section 1.12         Stockholder Proposals and Nominations; Conduct of Meetings.

A.            ANNUAL MEETINGS OF STOCKHOLDERS.

(1)           Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in Section 1.4, who is entitled to vote at the meeting and who complies with the notice procedures set forth in Section 1.12(2).

(2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the

Corporation; and provided further, that for purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this paragraph (A)(2) shall be the earlier of the date calculated as hereinbefore provided or the date specified in paragraph (c)(1) of Rule 14a-4.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director at the annual meeting, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and a statement whether each such nominee, if elected, intends to tender the resignation required by Section 1.8(B); (ii) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (B) the class and number of shares of capital stock of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner; (iv) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 1.12 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3)           Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one-hundred (100) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or seventy (70) days after such anniversary date, at least one-hundred (100) days prior to such annual meeting), a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

B.            SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.  If the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one-hundred twentieth (120th) day prior to such special meeting nor later than the later of (i) the close of business on the ninetieth (90th) day prior to such special meeting or (ii) the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

C.            GENERAL.

(1)           Notwithstanding anything in these By-laws to the contrary, only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be brought before or conducted at an annual or special meeting in accordance with the provisions of this Section 1.12.  The Chairman of the Board of Directors or other person presiding over the annual meeting or special meeting shall have the power to determine and declare to the meeting that a nomination or business proposal was not properly brought before the meeting in accordance with the provisions of this Section 1.12, including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(v) of this Section 1.12 and, if he/she should so determine, he/she shall so declare to the meeting and any such proposal or nomination so determined to be not properly brought before the meeting shall not be transacted or acted upon.  Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)           For purposes of this Section 1.12 and as long as the Corporation’s common stock is publicly traded, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)           Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 1.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any other applicable rules and regulations promulgated thereunder) or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances pursuant to the second paragraph of Section 1(a) of Article SEVENTH of the Certificate of Incorporation or any other applicable provision thereof.

(4)           The Chairman of the Board or, in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer or any other officer of the Corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting.  The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting.  If neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.  Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

Section 1.13         Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE II

DIRECTORS

Section 2.1            Number and Election of Directors.  The Board of Directors shall consist of no less than one (1) nor more than fifteen (15) directors, the exact number of directors shall initially be set at nine (9) and thereafter shall be determined from time to time by resolution adopted by an affirmative vote of a majority of the entire Board of Directors.  Directors need not be stockholders.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, or until such director’s earlier death, resignation, disqualification or removal from office.

A.            Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto (including any certificate of designation relating to any series of Preferred Stock), and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Certificate of Incorporation unless expressly provided by such terms.  The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to these By-Laws or the Certificate of Incorporation.  Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the Board of Directors as set forth Section 1(a) of Article SEVENTH of the Certificate of Incorporation, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

B.            If at any meeting for the election of directors, the Corporation has outstanding more than one class or series of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 2.2            Vacancies.  Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a vote of the majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each of the directors so elected shall serve for the remainder of the term of his or her predecessor or until his or her successor is duly elected and qualified or his or her earlier death, resignation or removal.

Section 2.3            Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by the Certificate of Incorporation, these By-Laws, applicable law, or any other rule or regulation applicable to the Corporation required to be exercised or done by the stockholders.

Section 2.4            Resignation; Removal.  Any director may resign at any time upon notice to the Chairman of the Board, the Chief Executive Officer or the Secretary.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation entitled to vote generally in the election of directors.

Section 2.5            Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer.  Notice thereof shall be given by or on behalf of the person or persons calling such meeting at least twenty-four (24) hours before the special meeting.

Section 2.6            Form of Notice.  Notices to directors shall be in any form permitted by law and delivered to the directors in any manner permitted by law, including by telephone, tele-copier or other means of electronic communication.

Section 2.7            Quorum.  At any meeting of the Board, a majority of the entire Board of Directors shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting,

a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as otherwise provided herein, in the Certificate of Incorporation or required by law.

Section 2.8            Actions by Unanimous Consent of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings (or electronic transmissions) are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 2.9            Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.9 shall constitute presence in person at such meeting.

Section 2.10         Chairman of the Board.  The Board of Directors shall elect a Chairman of the Board (who shall be a director), to preside at all meetings of the Board of Directors at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors and as specified in these By-Laws.  The Board of Directors may appoint a Vice-Chairman of the Board, and the Vice-Chairman, if any, in the absence, incapacity or inability to act of the Chairman of the Board, shall perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors.  If no Vice-Chairman has been named, in the event of the absence, incapacity or inability to act of the Chairman, then the chair of the Audit Committee shall perform the duties and exercise the powers of the Chairman of the Board.

Section 2.11         Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Unless otherwise provided in the Certificate of Incorporation or the resolution of the Board of Directors designating the committee, each committee may create one or more sub-committees, each sub-committee to consist of one or more members of the committee, and delegate to a sub-committee any or all of the powers and authority of the committee.  Each committee shall keep regular minutes and report to the Board of Directors when required.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-laws.

Section 2.12         Compensation.  The Board of Directors shall have the authority to fix the compensation of directors for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 2.13         Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer’s vote is counted for such purpose if (i) the material facts as to the director or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors represent less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE III

OFFICERS

Section 3.1            General.  The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer, Controller and Chief Financial Officer, each of whom shall be elected by the Board of Directors.  The Board of Directors, in its discretion, also may elect one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as it deems necessary or desirable.  Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation.

Section 3.2            Election.  The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Any officer elected by the Board of Directors may be removed at any time either with or without cause by the affirmative vote of the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.  Any vacancy occurring in any office of the Corporation shall be filled for the unexpired portion of the term thereof by the Board of Directors.  Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the duration of such period, hold such office.

Section 3.3            Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the Chief Financial Officer, the Secretary or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3.4            Chief Executive Officer.  Subject to the direction of the Board of Directors, the Chief Executive Officer of the Corporation shall manage and direct the daily business and affairs of the Corporation and shall communicate to the Board and any committee thereof reports, proposals and recommendations for their respective consideration or action. The Chief Executive Officer may do and perform all acts on behalf of the Corporation and shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board may from time to time prescribe or as may be prescribed in these By-Laws.

Section 3.5            Chief Financial Officer.  The Chief Financial Officer shall act in an executive financial capacity.  The Chief Financial Officer shall assist the Chief Executive Officer in the general supervision of the Corporation’s financial policies and affairs.  The Chief

Financial Officer shall perform such other duties as may be assigned to him or her by these By-laws, the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 3.6            President.  The President shall perform such duties and shall have such powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or these By-Laws may from time to time prescribe.  At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws.

Section 3.7            Vice Presidents.  The Vice President or Vice Presidents, if any, shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board, the Chairman of the Board or the Chief Executive Officer.  Any Vice President may be designated as Executive Vice President or Senior Vice President.

Section 3.8            Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.  If the Secretary is unable or refuses to cause to be given notice of all meetings of the stockholders and special meetings of the Board of

Directors, and if there is no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 3.9            Treasurer.  The Treasurer shall have direct or indirect custody of the funds and securities of the Corporation and shall perform all acts incident to the office of Treasurer.  The Treasurer shall also perform such other duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

Section 3.10         Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 3.11         Controller.  The Controller, if any, shall have charge of the Corporation’s books of account and shall be responsible for the maintenance of adequate records of all assets, liabilities and financial transactions of the Corporation and shall perform all acts incident to the office of Controller.  The Controller shall also perform other duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

Section 3.12         Other Officers.  Such other officers as the Board of Directors may elect shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE IV

STOCK

Section 4.1            Form of Certificates.  The shares of stock of the Corporation shall be represented by certificates or may be uncertificated.  The certificates of stock of the Corporation shall be in the form or forms from time to time approved by the Board of Directors.  Every holder of stock in the Corporation that is represented by a certificate shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares of stock in the Corporation owned by such holder.

Section 4.2            Signatures.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 4.3            Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.4            Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 4.5            Record Date.   A.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

B.            In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 4.6            Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE V

WAIVER OF NOTICE

              Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1            Dividends.  Dividends upon the capital stock of the Corporation, subject to the requirements of the General Corporation Law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 2.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 6.2            Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.3            Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.4            Corporate Seal.  The corporate seal, if any, shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VII

INDEMNIFICATION

                The Corporation shall indemnify and hold harmless, and advance expenses to, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person in such proceeding.  Notwithstanding the preceding sentence, except as otherwise provided in the proviso to this sentence, the Corporation shall be required to indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in advance by the Board of Directors; provided, however, that if successful in whole or in part in any suit for the advancement of expenses or indemnification hereunder, the Covered Person shall be entitled to payment of the expense of prosecuting such claim.  Nothing in this Article VII shall affect any rights to indemnification or advancement of expenses to which directors, officers, employees or agents of the Corporation otherwise may be entitled under the Certificate of Incorporation or any written agreement with the Corporation or otherwise.  No amendment, alteration or repeal of this

Article VII or any other provision of these By-laws shall adversely affect any right or protection existing hereunder or pursuant hereto immediately prior to such amendment, alteration or repeal.

ARTICLE VIII

AMENDMENTS

Section 8.1            Amendments.  These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the holders of a majority of the outstanding shares of common stock of the Corporation or by a majority of the entire Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.  All such amendments must be approved by either the holders of a majority of the outstanding common stock entitled to vote thereon or by a majority of the entire Board of Directors.

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